UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2014 (July 8, 2014)

COPYTELE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11254	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Walt Whitman Road, Melville, NY	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (631) 549-5900

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2014, the Board of Directors of CopyTele, Inc. (the “Company”) appointed Tisha Stender as Chief Operating Officer and Legal Counsel of the Company, and the Company entered into an Employment Agreement with Ms. Stender (the “Employment Agreement”).

Prior to Ms. Stender’s employment with the Company, Ms. Stender, age 42, served as Senior Vice president of Licensing of Acacia Research Corporation, a company involved in the monetization of patented inventions, from June 2005 through May 2014. At Acacia Research Corporation, Ms. Stender oversaw the licensing and enforcement of certain patent portfolios controlled by the subsidiaries of Acacia Research Corporation. Ms. Stender holds a J.D. and a Master’s of Science in Human Resources and Organizational Development from Loyola University Chicago and a Bachelor’s degree from the University of Illinois at Urbana-Champaign.

Pursuant to the Employment Agreement, Ms. Stender will receive an annual base salary of $277,000. In addition to her base salary, Ms. Stender is entitled to receive one or more cash bonuses at the reasonable discretion of the Chief Executive Officer of the Company.

The Company will also grant Ms. Stender options to purchase an aggregate of 4,000,000 shares of the Company’s common stock with an exercise price to be determined based upon the average of the high and the low sales price of our common stock on the trading day immediately preceding the approval of such options by the Board.  Half of the options will vest in 36 equal monthly installments commencing on the date such options are granted.  The balance of the options will vest in two equal parts upon the achievement of certain Company milestones. The options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.  The full text of the 2010 Share Incentive Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 20, 2010.

Aside from the Employment Agreement, Ms. Stender has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K. There is no family relationship between Ms. Stender and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Item 8.01 Other Events.

As previously announced via a press release on July 7, 2014, the Company has changed the time of its annual meeting, which is scheduled to take place on August 8, 2014 at the law offices of Ellenoff Grossman & Schole LLP, from 11:00 a.m. to 9:00 a.m. eastern standard time. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2014

COPYTELE, INC.

By:/s/ Robert A. Berman

       Name: Robert A. Berman

       Title: President and Chief Executive Officer